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                                                                    EXHIBIT 10.7

                                                               Execution Version

                    PAYMENT AND INDEMNITY AGREEMENT [ENGINES]

                          dated as of September 3, 2004

                                      among

                          AMERICA WEST AIRLINES, INC.,
                                   as Obligor,

                                the BENEFICIARIES
                         identified on Schedule 1 hereto

                                       and

                WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION not in its individual capacity, but solely as Security Trustee

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                                TABLE OF CONTENTS

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ARTICLE I - DEFINITIONS........................................................................................   1
         SECTION 1.1.         Definitions......................................................................   1
         SECTION 1.2.         Other Definitions................................................................   5

ARTICLE II - PAYMENT PROVISIONS................................................................................   6
         SECTION 2.1.         Payment Agreement................................................................   6
         SECTION 2.2.         Reinstatement, etc. .............................................................   7
         SECTION 2.3.         Waiver, etc. ....................................................................   7
         SECTION 2.4.         Withholding Taxes................................................................   7
         SECTION 2.5.         Other Taxes......................................................................   8
         SECTION 2.6.         Limitation on Recourse...........................................................   8
         SECTION 2.7.         Non -Parties.....................................................................   8

ARTICLE III - REPRESENTATIONS AND WARRANTIES...................................................................   8
         SECTION 3.1.         Representations and Warranties...................................................   8

ARTICLE IV - INDEMNITY........................................................................................   10
         SECTION 4.1.         Indemnity Obligations...........................................................   10
         SECTION 4.2.         Indemnification Procedures......................................................   11

ARTICLE V - AGREEMENTS OF THE BENEFICIARIES...................................................................   12
         SECTION 5.1.         Quiet Enjoyment.................................................................   12
         SECTION 5.2.         Agreements under Mortgage.......................................................   12
         SECTION 5.3.         Ceasing to be a GE Affiliate....................................................   12

ARTICLE VI - MISCELLANEOUS PROVISIONS.........................................................................   12
         SECTION 6.1.         Binding on Successors and Assigns; Assignment of Agreement......................   12
         SECTION 6.2.         Amendments, etc. ...............................................................   13
         SECTION 6.3.         Notices.........................................................................   13
         SECTION 6.4.         No Waiver; Remedies.............................................................   13
         SECTION 6.5.         Section Captions................................................................   14
         SECTION 6.6.         Severability....................................................................   14
         SECTION 6.7.         Entire Agreement................................................................   14
         SECTION 6.8.         Counterparts....................................................................   14
         SECTION 6.9.         Governing Law; Submission to Jurisdiction; Venue................................   14
         SECTION 6.10.        WAIVER OF TRIAL BY JURY.........................................................   15
         SECTION 6.11.        Engine Reports..................................................................   15
         SECTION 6.12.        Confidentiality.................................................................   15

Schedule I          -      Beneficiaries

Schedule II         -      Certain Information

                    PAYMENT AND INDEMNITY AGREEMENT [ENGINES]

      THIS PAYMENT AND INDEMNITY AGREEMENT [ENGINES] (this "Agreement"), dated as of September 3, 2004, is among AMERICA WEST AIRLINES, INC. (the "Obligor" or "AWA"); each of the BENEFICIARIES identified on Schedule 1 hereto and such other Beneficiaries as may from time to time be party hereto; and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION ("WFB"), not in its individual capacity, but solely as Security Trustee ("Security Trustee") under the Security Trustee Agreement and the Subordinated Engine Mortgage (as defined in Section 1.1).

                              W I T N E S S E T H:

      WHEREAS, the Obligor and General Electric Capital Corporation ("GECC") are entering into a Loan Agreement [Engines] secured by certain engines dated as of the date hereof (the "Loan Agreement"), with the Obligor, as borrower, GECC, as original series A lender, original series B lender and Administrative Agent, and WFB, as "Security Trustee";

      WHEREAS, as a condition to GECC entering into the Loan Agreement with the Obligor, the Obligor is required to execute and deliver this Agreement and the Subordinated Engine Mortgage;

      WHEREAS, the Obligor wishes to support certain payment obligations to the Beneficiaries under the AWA Operative Documents and the Related Loan Agreement (each as defined below);

      WHEREAS, the Obligor has duly authorized the execution, delivery and performance of this Agreement;

      WHEREAS, it is in the best interests of the Obligor to execute this Agreement and the Subordinated Engine Mortgage inasmuch as the Obligor will derive substantial direct and indirect benefits from the transactions contemplated by the Loan Agreement, and the other "Transaction Documents" (as defined in the Loan Agreement) and the Related Loan Agreement; and

      WHEREAS, the Obligor desires to execute this Agreement;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.1. Definitions. In addition to the terms defined in the introductory paragraphs to this Agreement, the terms set out below have the following meanings when used in this Agreement:

      "AFFILIATE" means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person. For purposes of this definition, "control" means the power, directly or indirectly, to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise and "controlling," "controlled by" and "under common control with" have correlative meanings.

      "AGGREGATE DISPOSITION PROCEEDS" means the aggregate proceeds of the disposition of the Collateral pursuant to the Subordinated Engine Mortgage after giving effect to the application of such proceeds in respect of all amounts due and payable under the Senior Mortgage.

      "APPLICABLE LAW" means all applicable laws, statutes, treaties, rules, codes, ordinances, regulations, permits, certificates, and orders, all binding interpretations thereof, and all requirements and mandatory conditions of licenses and permits, of any Governmental Authority, and judgments, decrees, injunctions, writs, orders, or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction.

      "APPLICABLE RATE" has the meaning given in Section 2.1(b).

      "ATSB" means the Air Transportation Stabilization Board, or any agency which may succeed to the rights, duties and obligations thereof under applicable law.

      "AWA OPERATIVE DOCUMENTS" means, without limitation, (i) the Spare Parts Restructure Letter and all Spare Parts Notes from time to time held by GECC and/or any GE Affiliate, and (ii) all documents and agreements denoting any and all transactions, agreements and understandings, existing and arising from time to time between the Obligor and the Beneficiaries. Without in any way limiting the generality of the foregoing, such AWA Operative Documents shall include all loan agreements, notes, letter agreements and lease agreements between Obligor and the Beneficiaries.

      "BANKRUPTCY CODE" means Title 11 of the United States Code, as the same may be amended.

      "BENEFICIARY" means each GE Affiliate that is now or hereafter becomes a party to an AWA Operative Document, including, without limitation, each of the Beneficiaries identified on Schedule 1, but only if and so long as such Beneficiary is a GE Affiliate, and any assignee of, or holder of a participation interest in, such Beneficiary's interest under any AWA Operative Documents made in accordance with the applicable requirements of the AWA Operative Documents (after or prior to the date hereof), but only if and so long as such assignee or such holder of a participation interest is a GE Affiliate; provided that any Beneficiary which is not a signatory to this Agreement shall execute and deliver to the Obligor (unless Applicable Law prohibits such execution and/or delivery) an executed counterpart of this Agreement prior to making a claim under this Agreement.

      "BUSINESS DAY" means any day other than (i) a Saturday, Sunday or other day on which banks in New York City or Phoenix, Arizona are authorized or required by law to close, and (ii) as used in the term "Interest Determination Date", any day which is a Business Day described in

                                       2
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clause (i) above and which is also a day for trading by and between banks in the
London interbank Eurodollar market.

      "COLLATERAL" has the meaning set forth in Section 2.01 of the Subordinated Engine Mortgage.

      "DEFAULT INTEREST RATE" means the Applicable Rate plus 2 percent per annum.

      "ENGINES RESTRUCTURE LETTER" means the Restructure Letter [Engines] dated the date hereof between GECC and Obligor.

      "ENGINE NOTES" means the promissory notes issued under the Loan Agreement, and any replacements thereof.

      "EXCESS AMOUNT" has the meaning set forth in Section 2.6 hereof.

      "EXCLUDED PAYMENTS" means (a) payments of interest pursuant to Section 2.1(b) hereof or of the Related Payment and Indemnity Agreement, (b) payments of indemnity pursuant to Article IV hereof or of the Related Payment and Indemnity Agreement, (c) payments in respect of amounts owing under the Spare Parts Restructure Letter, (d) payments in respect of amounts owing under any Spare Parts Notes from time to time held by GECC and/or any GE Affiliate, (e) payments in respect of amounts owing under the Engines Restructure Letter, (f) payments in respect of amounts owing under any Engine Notes from time to time held by GECC and/or any GE Affiliate, and (g) payments made in respect of claims for recovery of costs and expenses of enforcing the Operative Documents and/or the Related Operative Documents.

      "GE AFFILIATE" means GECC and each Affiliate of GECC.

      "GOVERNMENTAL AUTHORITY" means any (a) governmental entity, board, bureau, agency or instrumentality, (b) administrative or regulatory authority (including any central bank or similar authority) or (c) court, judicial authority or arbitrator, in each case, whether foreign or domestic.

      "GUARANTEED AMOUNT" means, with respect to any AWA Operative Document, any amount that a Beneficiary would have received under such AWA Operative Document upon AWA's due performance under such AWA Operative Document (including such amounts as have become due and owing in accordance with the terms of such AWA Operative Document and applicable law as a result of a breach by AWA).

      "INTEREST PERIOD" means, with respect to any amount for which interest is determined under Section 2.1(b), the period commencing on the date such amount is due (or, thereafter, the last day of the immediately preceding Interest Period) and ending on the third month thereafter; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the next calendar month) shall end on the last Business Day of the next calendar month.

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      "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest
Period for a Loan, the second Business Day prior to the first day of such Interest Period.

      "LIBOR RATE" means, with respect to any Interest Period, the rate appearing on Bloomberg Page BBAM 1 screen service (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service) at approximately 11:00 a.m., London time, on the Interest Rate Determination Date for such Interest Period, as the rate for dollar deposits with a maturity of three months. In the event that such rate is not available at such time for any reason, then the "LIBOR Rate" for such Interest Period shall be the average (rounded upwards to the nearest 1/100%), as determined by the Administrative Agent, of the per annum interest rates at which dollar deposits of amounts comparable to the aggregate amount of all Guaranteed Amounts and for a maturity of three months are offered by the principal London offices of the Reference Banks, in each case offered to prime banks in the London interbank market, in each case at or about 11:00 a.m., London time, on the Interest Rate Determination Date for such Interest Period.

      "MATERIAL ADVERSE CHANGE" means a material adverse change in the business or financial condition of the Obligor and its Subsidiaries taken as a whole or the material impairment of the ability of the Obligor to perform, or the Beneficiaries to enforce, the obligations of Obligor under the AWA Operative Documents.

      "MAXIMUM AMOUNT" shall mean the amount of $115,000,000.

      "OPERATIVE DOCUMENTS" means the "Operative Documents" as defined in the Subordinated Engine Mortgage.

      "PERSONS" or "PERSONS" means individuals, firms, partnerships, joint ventures, trusts, trustees, Governmental Authorities, organizations, associations, corporations, limited liability companies or any committees, departments, authorities and other bodies thereof, corporate or incorporate, whether having distinct legal status or not, or any member of any of the same.

      "REFERENCE BANKS" means (a) Deutsche Bank, (b) Citibank, N.A., (c) JPMorgan Chase Bank, and (d) such other bank or banks as may from time to time be agreed by the AWA and the Security Trustee.

      "RELATED LOAN AGREEMENT" means that certain Loan Agreement [Spare Parts] dated the date hereof among the Obligor, the Administrative Agent, the Security Trustee, the Original Series A Lender and the Original Series B Lender.

      "RELATED PAYMENT AND INDEMNITY AGREEMENT" means that certain Payment and Indemnity Agreement [Spare Parts] dated the date hereof among AWA, each of the beneficiaries specified therein and WFB in its capacity as the Security Trustee under the Subordinated Spare Parts Mortgage.

      "RELATED OPERATIVE DOCUMENTS" means the "Operative Documents" as defined in the Subordinated Spare Parts Mortgage.

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      "ROLL-UP DATE" means March 31st, June 30th, September 30th and December
31st of each year, commencing with December 31, 2004.

      "SECURITY TRUSTEE AGREEMENT" means the Security Trustee Agreement dated as of the date hereof between WFB, not in its individual capacity, except as expressly stated therein, but solely as Security Trustee, and the Beneficiaries, as the same may from time to time be supplemented, amended or modified in accordance with its terms.

      "SENIOR MORTGAGE" means the Engine Mortgage and Security Agreement dated as of the date hereof between the Obligor and WFB, as the security trustee thereunder, providing for the creation of a first priority security interest in the Collateral, as the same may from time to time be supplemented, amended or modified in accordance with its terms.

      "SPARE PARTS RESTRUCTURE LETTER" means the Restructure Letter [Spare Parts] dated the date hereof between GECC and AWA.

      "SPARE PARTS NOTES" means the promissory notes issued under the Related Loan Agreement, and any replacements thereof.

      "SPECIFIED ENGINES" means the eight (8) engines subject to the lien of the Subordinated Engine Mortgage bearing manufacturer's serial numbers V10120, V10335, V10516, V10549, V10676, V10642, V10817 and V10783.

      "SUBORDINATED ENGINE MORTGAGE" means the Subordinated Engine Mortgage and Security Agreement dated as of the date hereof between AWA and the Security Trustee, as the same may from time to time be supplemented, amended or modified in accordance with its terms.

      "SUBORDINATED SPARE PARTS MORTGAGE" means the Subordinated Spare Parts Mortgage and Security Agreement dated as of the date hereof between AWA and WFB in its capacity as the security trustee thereunder, as the same may from time to time be supplemented, amended or modified in accordance with its terms.

      "SUBSIDIARY" means, as to any Person, any other Person of which at least a majority of the voting stock (or equivalent equity interests) is owned or controlled by such first Person and/or by one or more other Subsidiaries of such Person.

      "TAXES" means all taxes, charges, fees, levies or other assessments (including income, gross receipts, profits, withholding, excise, property, sales, use, license, occupation and franchise taxes and including any related interest, penalties or other additions) imposed by any jurisdiction or taxing authority (whether international, foreign or domestic).

      SECTION 1.2. Other Definitions. Capitalized terms not defined herein shall have the respective meanings set forth in the Subordinated Engine Mortgage.

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

                                   ARTICLE II

                               PAYMENT PROVISIONS

      SECTION 2.1. Payment Agreement.

            (a) The Obligor, as primary obligor and not as surety, hereby agrees to fully and promptly pay to each Beneficiary the Guaranteed Amount when due to such Beneficiary under the applicable AWA Operative Document, but subject always to the provisions of Section 2.6. The foregoing payment obligation is made without prejudice to any right the Obligor may have to reject any AWA Operative Document in connection with any proceeding under Chapter 11 of the Bankruptcy Code in which the Obligor is a debtor; provided, however, that the Guaranteed Amounts include all amounts (including under Section 506(b) of the Bankruptcy
Code) which would become due but for the operation of the automatic stay under
Section 362(a) of the Bankruptcy Code, and the operation of Section 502(b)(2) of the Bankruptcy Code.

            (b) If the Obligor should fail to pay any Guaranteed Amount when due in accordance with Section 2.1(a) hereof and/or Section 2.1(a) of the Related Payment and Indemnity Agreement, for the purposes of determining the Guaranteed Amount hereunder and under the Related Payment and Indemnity Agreement, and notwithstanding the provisions of the applicable AWA Operative Document for determining interest on amounts not paid by the Obligor when due, the rate of interest payable on such Guaranteed Amount not paid when due shall be the higher of (x) the rate per annum specified for such purpose in the applicable AWA Operative Document (notwithstanding any termination or rejection of such AWA Operative Document) and (y) the LIBOR Rate plus 3.95% (such higher amount, the "Applicable Rate"). If a Guaranteed Amount due hereunder and unpaid is no longer accruing interest under an applicable AWA Operative Document, then the Obligor shall pay interest on such Guaranteed Amount on each Roll-Up Date to the applicable Beneficiary at a rate equal to the Applicable Rate. If any amount of accrued interest payable in accordance with the immediately preceding sentence is not paid on a Roll-Up Date, then such amount shall be added to the applicable Guaranteed Amount on such Roll-Up Date. The provisions of this Agreement and the Related Payment and Indemnity Agreement shall be interpreted so as to avoid any duplication of interest accrual or payment in respect of the same Guaranteed Amount.

            (c) The Obligor further agrees to pay on demand all reasonable and actual costs and expenses of the Security Trustee and the Beneficiaries, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Operative Documents (including, without limitation, reasonable fees and expenses of one counsel for the Security Trustee and one counsel for all of the Beneficiaries in connection with the enforcement of their rights under the Operative Documents).

            (d) This agreement constitutes a continuing, irrevocable, absolute and unconditional agreement to make payment of each Guaranteed Amount when due (and not of collection), and the Obligor specifically agrees that it shall not be necessary or required that any Beneficiary exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Person before or as a condition to the enforcement of its obligations hereunder. If a

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Beneficiary receives an amount in payment of any Guaranteed Amount under an AWA
Operative Document after it has received payment of such Guaranteed Amount under this Agreement and all other Guaranteed Amounts then due and payable, it shall hold such amount in trust for the benefit of the Obligor and promptly pay such amount to the Obligor. If a Beneficiary receives a payment of a Guaranteed Amount under this Agreement, the Obligor shall be subrogated to the Beneficiary's claims under the AWA Operative Documents relating to that payment; provided that right of subrogation shall be subject and subordinate to the Beneficiary's rights under the AWA Operative Documents until all of the Guaranteed Amounts then due and payable have been paid in full.

      SECTION 2.2. Reinstatement, etc. The Obligor agrees that this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any portion of the Guaranteed Amount is invalidated, declared to be fraudulent or preferential, set aside, rescinded or must otherwise be restored by the Beneficiaries or the Security Trustee, including upon the insolvency, bankruptcy or reorganization of the Obligor or otherwise, all as though such payment had not been made.

      SECTION 2.3. Waiver, etc.. The Obligor hereby waives (i) promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and (ii) any requirement that any Beneficiary or the Security Trustee protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against any Person (including any other obligor) or entity or any collateral securing the Obligations.

      SECTION 2.4. Withholding Taxes. Notwithstanding any other provision of this Agreement, if the Obligor determines that any Indemnified Tax is required to be deducted or withheld from any Guaranteed Amount payable by the Obligor hereunder, (i) the amount payable by the Obligor shall be increased by the amount of such Indemnified Tax so that the net amount actually received by the applicable Beneficiary (after reduction for all Indemnified Taxes and all other Taxes payable by such Beneficiary by reason of the receipt or accrual of such increased amount) equals the amount that would have been received by such Beneficiary if no such Indemnified Tax had been imposed, (ii) the Obligor shall pay any amount deducted or withheld to the appropriate taxing authority, (iii) the Obligor shall notify as soon as practicable the Beneficiary of such deduction or withholding and the amount thereof and (iv) the Obligor shall provide to the Beneficiary such statements or receipts as are reasonably satisfactory to the Beneficiary evidencing payment of such Indemnified Tax. As used in this Section 2.4 the term "Indemnified Tax" means any Tax required to be deducted or withheld from any Guaranteed Amount payable pursuant to this Agreement to a Beneficiary to the extent such Tax (a) would not have been imposed on the Beneficiary or withheld from payments to the Beneficiary if the Obligor had paid the amount required to be paid by the Obligor under the AWA Operative Document in respect of which the Guaranteed Amount is payable, or (b) is a Tax that the Beneficiary would have been indemnified against by the Obligor pursuant to the applicable AWA Operative Documents if this Agreement were a AWA Operative Document and amounts payable pursuant to this Agreement were subject to the "general tax indemnity" provisions of such AWA Operative Documents. If the Obligor has paid, or is required to pay, any amount pursuant to this Section 2.4, the provisions, if any, in the AWA Operative Documents regarding the Beneficiary's obligation to contest indemnified Taxes and to pay to the Obligor refunds of

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

indemnified Taxes and savings in respect of Taxes resulting from the payment of indemnified Taxes shall apply mutatis mutandis to the Beneficiary and the Obligor in respect of Indemnified Taxes and amounts payable under this Section
2.4. The provisions of Section 5.3(c) of the Loan Agreement shall apply, mutatis mutandis, to the Beneficiary and the Obligor in respect of this Section 2.4.

      SECTION 2.5. Other Taxes. The Obligor shall pay all transfer, stamp, documentary or other similar taxes, assessments and charges which may be payable in respect of the execution, delivery, performance, filing, recording or enforcement of the Operative Documents or of any amendment of, or waiver or consent under or with respect to, the Operative Documents and will hold each Beneficiary harmless against loss or liability resulting from nonpayment or delay in payment of any such tax required to be paid by the Obligor.

      SECTION 2.6. Limitation on Recourse. Notwithstanding the foregoing provisions of this Article II, (a) the obligation of the Obligor to make payments under Section 2.1 hereof and under Section 2.1 of the Related Payment and Indemnity Agreement, other than Excluded Payments, shall be limited in the aggregate to the Maximum Amount, and in the event that the Aggregate Disposition Proceeds exceed the sum of the Maximum Amount and the Excluded Payments, the Beneficiaries agree that they shall assert no secured claim or interest in such excess proceeds, (b) if and to the extent that the Guaranteed Amounts (other than the Excluded Payments) in the aggregate exceed the Maximum Amount (the excess of Guaranteed Amounts (other than the Excluded Payments) over the Maximum Amount being referred to herein as the "Excess Amount"), and any one or more of the Beneficiaries is entitled to assert and does assert an unsecured claim against AWA under any of the AWA Operative Documents with respect to such Excess Amount, such Beneficiaries agree that they shall not be entitled to a distribution on account of any such unsecured claim in respect of any Excess Amount against the Obligor hereunder (or under the Related Payment and Indemnity Agreement) to the extent that such Beneficiary receives a distribution on account of such unsecured claim and a distribution in respect of any Excess Amount against the Obligor hereunder would be duplicative, and (c) with respect to any AWA Operative Document that requires AWA to pay a Guaranteed Amount to an owner trustee who in turn is obligated to remit such payment to a Beneficiary, nothing herein shall be deemed to allocate to the Obligor any liability arising out of the failure of such owner trustee to duly remit payments received from AWA under such AWA Operative Document unless such liability is already allocated to AWA under such AWA Operative Document.

      SECTION 2.7. Non-Parties. If a Beneficiary is not a party to this Agreement, the Obligor may require such Beneficiary to agree in writing to the terms of Sections 2.4, 2.5 and 2.6 prior to making any payment to such Beneficiary under Section 2.4, 2.5 or 2.6.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

      SECTION 3.1. Representations and Warranties. The Obligor represents and warrants to each Beneficiary and the Security Trustee as set forth below.

            (a) Organization; Powers. The Obligor is duly incorporated, validly existing and in good standing under the laws of Delaware, has all requisite corporate power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not result in a Material Adverse Change, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

            (b) Authorization; Enforceability. The execution and delivery of the Operative Documents by the Obligor and the performance by the Obligor of its obligations thereunder are within the Obligor's corporate powers, have been duly authorized by all necessary corporate action of Obligor and do not require any stockholder approval, or approval or consent of any trustee or holder of indebtedness or obligations of the Obligor except such as have been duly obtained. This Agreement has been duly executed and delivered by the Obligor and the other Operative Documents will be duly executed and delivered by the Obligor when required by this Agreement. This Agreement constitutes, and each of the other Operative Documents when executed and delivered by the Obligor will constitute, a legal, valid and binding obligation of the Obligor, enforceable against the Obligor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

            (c) No Violation. The execution and delivery by the Obligor of the Operative Documents and the performance by the Obligor of its obligations thereunder do not and will not (a) violate any provision of the Certificate of Incorporation or By-Laws of the Obligor, (b) violate any law applicable to or binding on the Obligor or (c) violate or constitute any default under (other than any violation or default that would not result in a Material Adverse Change), or result in the creation of any Lien (other than as permitted under the Senior Mortgage and the Subordinated Engine Mortgage) upon any Engine under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which the Obligor is party or by which the Obligor or any of its properties is bound.

            (d) Governmental Approvals. The execution and delivery by the Obligor of the Operative Documents and the performance by the Obligor of its obligations thereunder do not and will not require the consent or approval of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, any Governmental Authority, other than (i) the consent of the ATSB to the Transaction Documents (as defined in the Loan Agreement) and to the Operative Documents, which has been obtained, (ii) the filings, recordings, notices and other ministerial actions pursuant to any routine recording, and contractual or regulatory requirements applicable to it, each of which has been effected or obtained, and (iii) the filings described in paragraph (g) hereof.

            (e) Licenses, Permits, etc. The Obligor is a Certificated Air Carrier and holds all licenses, permits and franchises from the appropriate Governmental Authorities necessary to authorize the Obligor to lawfully engage in air transportation and to carry on scheduled commercial passenger service as currently conducted, except where the failure to so hold any such license, permit or franchise would not give rise to a Material Adverse Change.

            (f) Compliance with Laws. Each of the Obligor and its Subsidiaries is in compliance with all laws, regulations and orders of any governmental or regulatory authority or agency applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

            (g) Filings. Except for (i) the filing for recordation (and recordation) with the FAA of the Subordinated Engine Mortgage, (ii) the filing of the Uniform Commercial Code financing statement with the Secretary of State of the State of Delaware (UCC Division) covering all of the security interests in the Collateral (and continuation statements relating thereto at periodic intervals), and (iii) the affixation of the nameplates with respect to such Engine Collateral referred to in Section 3.02(d) of the Subordinated Engine Mortgage, no further action, including any filing or recording of any document (including any financing statement in respect thereof under Article 9 of the UCC) is necessary in order to establish and perfect the Security Trustee's security interest under the Subordinated Engine Mortgage in the Engine Collateral as against the Obligor and any other Person, in each case, in any applicable jurisdiction in the United States.

            (h) Section 1110. The Security Trustee is entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the Specified Engines as provided in the Subordinated Engine Mortgage in the event of a case under Chapter 11 of the Bankruptcy Code in which Obligor is a debtor.

                                   ARTICLE IV

                                    INDEMNITY

      Section 4.1. Indemnity Obligation. The Obligor agrees to indemnify and hold harmless on a net after-tax basis each of (i) WFB and the Security Trustee,
(ii) each Beneficiary, and (iii) each of their respective successors and permitted assigns in such capacities, agents, servants, officers, employees and directors (hereinafter in this Article IV referred to individually as an "Indemnitee," and collectively as "Indemnitees") against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, suits, judgments and any and all costs and expenses (including reasonable attorneys' fees, disbursements and other charges) (for the purposes of this
Article IV the foregoing are collectively called "Losses") of whatsoever kind and nature imposed on, asserted against or incurred or suffered by any of the Indemnitees in any way relating to, or arising out of, or by reason of any investigation, litigation, or other proceedings (including any threatened investigation, litigation or other proceedings) relating to the Subordinated Engine Mortgage or the exercise or enforcement by the Security Trustee of any of the terms, rights, or remedies hereunder, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including latent or other defects, whether or not discoverable), the violation of an Applicable Law with respect to or arising otherwise in connection with the Collateral, or any tort (including claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage) with respect to or arising otherwise in connection with the Collateral (but excluding any such Losses to the extent consisting of Taxes or to the extent incurred by reason of (i) the gross negligence or willful misconduct of such Indemnitee or any related Indemnitee (as defined below), or
(ii) breaches by such Indemnitee of any AWA Operative Document to which it is a party). For purposes of subclause (i) above, an Indemnitee shall be considered a "related" Indemnitee with respect to another Indemnitee if such Indemnitee is an Affiliate or employer of such other Indemnitee or a director, officer, employee or agent of such other Indemnitee, or a successor or assignee of such other Indemnitee.

            Section 4.2. Indemnification Procedures.

            (a) Notice. In case any action, suit or proceeding shall be brought against any Indemnitee for which such Indemnitee will seek indemnification under
Section 4.1, such Indemnitee shall notify the Obligor of the commencement thereof and the Obligor may, subject to the provisions of this Section 4.2, at its expense participate in and to the extent that it shall wish (subject to the provisions of the following subsections), assume and control the defense thereof and, subject to Section 4.2(c), settle or compromise the same. Notwithstanding the foregoing, the failure of any Indemnitee to notify the Obligor as provided in this Section 4.2(a) shall not release the Obligor from any of its obligations to indemnify such Indemnitee hereunder, except to the extent that such failure results in an additional expense to the Obligor (in which event the Obligor shall not be responsible for such additional expense) or materially impairs the Obligor's ability to contest such claim.

            (b) Control. The Obligor or its insurer(s) shall have the right, at its or their expense, to investigate and, if the Obligor or its insurer(s) shall agree not to dispute liability to the Indemnitee giving notice of such action, suit or proceeding under Section 4.1 or under any insurance policies pursuant to which coverage is sought, control the defense of any action, suit or proceeding relating to any Losses for which indemnification is sought pursuant to this
Article IV, and each Indemnitee shall cooperate with the Obligor or its insurer(s) with respect thereto; provided, that the Obligor shall not be entitled to control the defense of any such action, suit, proceeding or compromise any such Losses during the continuance of any Event of Default and so long as no such cooperation shall entail a material risk of (A) any criminal liability, (B) unindemnified civil liability or (C) the sale, loss, forfeiture, detention or seizure of the Collateral. In connection with any such action, suit or proceeding being controlled by the Obligor, such Indemnitee shall have the right to participate therein at its sole cost and expense.

            (c) Settlement. In no event shall any Indemnitee enter into a settlement or other compromise with respect to any Losses without the prior written consent of the Obligor, unless such Indemnitee waives its right to be indemnified with respect to such Losses under this Article IV.

            (d) Cooperation. Each Indemnitee agrees to cooperate with the Obligor and its insurers in the exercise of their rights to investigate, defend or compromise Losses for which indemnification may be claimed hereunder.

            (e) Nonparties. If an Indemnitee is not a party to this Agreement, the Obligor may require such Indemnitee to agree in writing to the terms of this
Article IV prior to making any payment to such Indemnitee under this Article IV.

            (f) No requirement. Nothing contained in this Section 4.2 shall be deemed to require an Indemnitee to contest any Loss or to assume responsibility for or control of any judicial proceeding with respect thereto.

            (g) Payments; Interest. Any amount payable to any Indemnitee on account of a Loss shall be paid within 30 days after receipt by the Obligor of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the Loss that are the subject of and basis for such indemnity and the computation of the amount payable. Any payments made pursuant to this Section 4.2 directly to an Indemnitee or to the Obligor, as the case may be, shall be made in immediately available funds at such bank or to such account as is specified by the payee in written directions to the payor or, if no such directions are given, by check of the payor payable to the order of the payee and mailed to the payee by certified mail, return receipt requested, postage prepaid to its address referred to in Section 6.3. To the extent permitted by Applicable Law, interest at a rate per annum equal to the Default Interest Rate shall be paid, on demand, on any amount or indemnity not paid when due pursuant to this Section 4.2 until the same is paid. Such interest shall be paid in the same manner as the unpaid amount in respect of which such interest is due.

                                    ARTICLE V

                                   AGREEMENTS
                              OF THE BENEFICIARIES

      SECTION 5.1. Quiet Enjoyment. Each Beneficiary and the Security Trustee agrees as to itself with the Obligor that, so long as no Event of Default shall have occurred and be continuing, such person shall not (and shall not permit any of its Affiliates or other person claiming by, through or under it to) take or cause to be taken any action contrary to the Obligor's right to quiet enjoyment of the Collateral, and to possess, use, retain and control the Engines and all revenues, income and profits derived therefrom without hindrance.

      SECTION 5.2. Agreements under Subordinated Engine Mortgage. Each Beneficiary agrees to comply with its obligations under the Subordinated Engine Mortgage.

      SECTION 5.3. Ceasing to be a GE Affiliate. If any Beneficiary shall cease to be a GE Affiliate, it shall thereupon cease to have any rights under this Agreement and the other Operative Documents, including any right to any payment hereunder whether or not such payment became due hereunder prior to the time that it ceased to be a GE Affiliate. The foregoing shall in no way limit the rights of a Beneficiary under the AWA Operative Documents.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

      SECTION 6.1. Binding on Successors and Assigns; Assignment of Agreement. This Agreement shall be binding upon and inure to the benefit of each party hereto and its respective successors and permitted assigns; provided, however, that the Obligor may not assign any of its obligations hereunder without the prior written consent of the Beneficiaries, and no Beneficiary may assign any of its rights or obligations hereunder except, in connection with an assignment of such Beneficiary's interest under any AWA Operative Documents, to the assignee of such interest.

      SECTION 6.2. Amendments, etc. No amendment to or waiver of any provision of this Agreement, nor consent to any departure by the Obligor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Beneficiaries and the Obligor, and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      SECTION 6.3. Notices. All notices, requests and other communications provided for in this Agreement shall be given or made in writing and delivered by hand or courier service, mailed by certified or registered mail or sent by telecopy to the intended recipient as specified below or, as to any party, at such other address as is designated by that party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given or made upon receipt.

To Obligor:                  America West Airlines, Inc.
                             4000 East Sky Harbor Blvd.
                             Phoenix, Arizona 85034
                             Attention:        Vice President and Treasurer
                             Telephone:        (480) 693-5886
                             Telecopy:         (480) 693-3685
                             Email:            tom.weir@americawest.com

To the Beneficiaries:        General Electric Capital Corporation
                             c/o GE Capital Aviation Services, Inc.
                             201 High Ridge Road
                             Stamford, CT  06927

                             Attention:        Customer Services
                             Telecopy:         (203) 357 3201
                             Email:            Nanotices@gecas.com

To Security Trustee:         Wells Fargo Bank Northwest, National Association
                             299 South Maine Street
                             12th Floor
                             Salt Lake City, Utah 84111

                             Attention:        Corporate Trust Services
                             Telephone:        (801) 246-5630
                             Telecopy:         (801) 246-5053
                             Email:            michael.hoggan@wellsfargo.com

      SECTION 6.4. No Waiver; Remedies. No failure on the part of any party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      SECTION 6.5. Section Captions. Section captions used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

      SECTION 6.6. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      SECTION 6.7. Entire Agreement. This Agreement, the Subordinated Engine Mortgage and the other Operative Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

      SECTION 6.8. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

      SECTION 6.9. Governing Law; Submission to Jurisdiction; Venue.

            (a) This Agreement and the rights and obligations of the parties hereunder and thereunder shall be construed in accordance with and be governed by the laws of the State of New York. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York or the United States for the Southern District of New York located in the Borough of Manhattan, and, by execution and delivery of this Agreement, each party hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each party hereto hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party. Each party hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address specified pursuant to Section 6.3, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any other party hereto in any other jurisdiction.

            (b) Each party hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

      SECTION 6.10. WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, OR IN CONNECTION WITH, ANY OPERATIVE DOCUMENT OR ANY MATTER ARISING THEREUNDER.

      SECTION 6.11. Engine Reports. The Obligor shall, by the tenth Business Day of January, April, July and October of each year, commencing with such date in October of 2004, furnish to the Security Trustee a report stating, with respect to each Engine as of the last day of the calendar month immediately preceding the date of such report: (i) if such Engine is then installed on an airframe, the Obligor's tail number of such airframe, or, if not so installed, the status and location of such engine (ii) the hours and cycles of operation of such Engine since new and since its last major overhaul and (iii) the most limiting life limited part on such engine (the "limiter"), and the cycles remaining on such limiter.

      SECTION 6.12 Confidentiality. Neither the Security Trustee nor any Beneficiary shall disclose any nonpublic information relating to the Obligor (provided to it by the Obligor) or any Operative Document to any other Person without the consent of the Obligor, other than (a) to such Security Trustee's or Beneficiary's Affiliates and its officers, directors, employees, agents and advisors and, as contemplated by Section 6.1, to actual or prospective assignees, and then, in all such cases, only with an undertaking by the party to whom such information is disclosed to keep such information confidential, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking, and (d) to the extent reasonably necessary in connection with any dispute related to, or enforcement of, the Operative Documents.

      Notwithstanding anything to the contrary set forth herein or in any other agreement to which the parties hereto are parties or by which they are bound, the obligations of confidentiality contained herein and therein, as they relate to the transactions described in the Operative Documents (the "Transaction"), shall not apply to the U. S. federal tax structure or U. S. federal tax treatment of the Transaction, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all persons, without limitation of any kind, the U. S. federal tax structure and U.
S. federal tax treatment of the Transaction. The preceding sentence is intended to cause the Transaction to be treated as not having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the Internal Revenue Code of 1986, as amended, and shall be construed in a manner consistent with such purpose. In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to the U. S. federal tax structure of the Transaction or any U. S. federal tax matter or U. S. federal tax idea related to the Transaction.

                            [Signature page follows]

      IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                          AMERICA WEST AIRLINES, INC.,
                                          as Obligor

                                          By: /s/ Thomas T. Weir
                                             -----------------------------------
                                             Name:  Thomas T. Weir
                                             Title: Vice President and Treasurer

                                          WELLS FARGO BANK NORTHWEST,
                                          NATIONAL ASSOCIATION, as
                                          Security Trustee

                                          By: /s/ Michael D. Hoggan
                                             -----------------------------------
                                             Name:  Michael D. Hoggan
                                             Title: Vice President

                                          GENERAL ELECTRIC CAPITAL CORPORATION,
                                          as Beneficiary

                                          By: /s/ Norman Liu
                                             -----------------------------------
                                             Name:  Norman Liu
                                             Title: Vice President

                                          CASTLE HARBOUR LEASING INC.,
                                          as Beneficiary

                                          By: /s/ Norman Liu
                                             -----------------------------------
                                             Name:  Norman Liu
                                             Title: Vice President

                                          POLARIS HOLDING COMPANY,
                                          as Beneficiary

                                          By: /s/ Norman Liu
                                             -----------------------------------
                                             Name:  Norman Liu
                                             Title: Vice President

                                          AIRCRAFT SERVICES CORPORATION,
                                          as Beneficiary

                                          By: /s/ Norman Liu
                                             -----------------------------------
                                             Name:  Norman Liu
                                             Title: Vice President

                                          CASTLE HARBOUR-I LIMITED-LIABILITY
                                          COMPANY, as Beneficiary

                                          By: /s/ Edward Sun
                                             -----------------------------------
                                             Name:  Edward Sun
                                             Title: General Manager

                                          HELLER FINANCIAL LEASING, INC.,
                                          as Beneficiary

                                          By: /s/ Norman Liu
                                             -----------------------------------
                                             Name:  Norman Liu
                                             Title: Vice President

                                          HELLER EMX, INC., as Beneficiary

                                          By: /s/ Norman Liu
                                             -----------------------------------
                                             Name:  Norman Liu
                                             Title: Vice President

                                          AFS INVESTMENTS XI, INC.,
                                          as Beneficiary

                                          By: /s/ Norman Liu
                                             -----------------------------------
                                             Name:  Norman Liu
                                             Title: Vice President

                                          POLARIS LEASING INTERNATIONAL, INC.,
                                          as Beneficiary

                                          By: /s/ Norman Liu
                                             -----------------------------------
                                             Name:  Norman Liu
                                             Title: Vice President

                                          AFS INVESTMENTS XV LLC, as
                                          Beneficiary, by its member,
                                          AFS Investments XV, Inc.

                                          By: /s/ Norman Liu
                                             -----------------------------------
                                             Name:  Norman Liu
                                             Title: Vice President

                                          AFS INVESTMENTS XLI LLC, as
                                          Beneficiary, by its member,
                                          AFS Investments XLI, Inc.

                                          By: /s/ Norman Liu
                                             -----------------------------------
                                             Name:  Norman Liu
                                             Title: Vice President

                                          AFS INVESTMENTS XLII LLC,
                                          as Beneficiary, by its
                                          member, AFS Investments XLII, Inc.

                                          By: /s/ Norman Liu
                                             -----------------------------------
                                             Name:  Norman Liu
                                             Title: Vice President

                                          AVIATION FINANCIAL SERVICES INC.,
                                          as Beneficiary

                                          By: /s/ Norman Liu
                                             -----------------------------------
                                             Name:  Norman Liu
                                             Title: Vice President

                                          PK AIRFINANCE S.A.R.L., as Beneficiary

                                          By: /s/ Michael Kriedberg
                                              ----------------------------------
                                             Name: Michael Kriedberg
                                             Title: Director

                                                                      Schedule I

                                  BENEFICIARIES

1.  General Electric Capital Corporation

2.  Castle Harbour Leasing Inc.

3.  Polaris Holding Company

4.  Aircraft Services Corporation

5.  Castle Harbour-I Limited-Liability Company

6.  Heller Financial Leasing, Inc.

7.  Heller EMX, Inc.

8.  AFS Investments XI, Inc.

9.  Polaris Leasing International, Inc.

10. AFS Investments XV LLC

11. AFS Investments XLI LLC

12. AFS Investments XLII LLC

13. Aviation Financial Services Inc.

14. PK AirFinance S.A.R.L.

                                                                     Schedule II

                               CERTAIN INFORMATION

      "Maximum Self Insurance Amount" means, with respect to any Engine, the standard market standard hull deductible in existence from time to time in the worldwide airline insurance marketplace applicable to aircraft of the same type as the aircraft on which such Engine is installed, but in no event greater than $2,000,000 any one occurrence.

      "Minimum Liability Amount" means $600,000,000.

      "Threshold Amount" means $2,000,000.